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                       Consent of Independent Auditors


We consent to the use in this Registration Statement of American Axle & Manufacturing, Inc. on Form S-4 of our report dated February 5, 1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

                                                /s/ Deloitte & Touche LLP

Detroit, Michigan
April 19, 1999